EXHIBIT 10.1

LETTER AMENDMENT NO. 1

to

AMENDED AND RESTATED
MASTER SHELF AGREEMENT

As of June 22, 2005

Prudential Investment Management, Inc.
The Prudential Insurance Company of America
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Gibraltar Life Insurance Co., Ltd.
RGA Reinsurance Company
Connecticut General Life Insurance Company
Zurich American Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

     We refer to the Master Shelf Agreement, dated as of March 31, 2005 (the “Agreement”), among Crosstex Energy, L.P., a Delaware limited partnership (the “Company”), and Crosstex Energy Services, L.P., a Delaware limited partnership, on one hand, and each of you (the “Purchasers”), on the other hand. Unless otherwise defined in this Letter Amendment No. 1 to Amended and Restated Master Shelf Agreement (this “Amendment”), the terms defined in the Agreement shall be used herein as therein defined.

     The Company desires to increase the aggregate amount of Shelf Notes that may be issued under the Agreement to $85,000,000 and to make certain other changes to the Agreement as hereinafter provided.

     Subject to the terms and conditions specified herein, the Purchasers have indicated their willingness to make such amendments, all as more particularly set forth herein. However, PICA and its subsidiaries and other corporations owned by Prudential Financial, Inc., a Delaware corporation and the owner of all of the stock of PICA, may only purchase and hold Notes and other Debt of the Company and its Subsidiaries in an aggregate principal amount not to exceed $150,000,000. Accepted Notes which would otherwise cause PICA and such subsidiaries or other corporations to hold Notes and other Debt of the Company and its Subsidiaries in an aggregate principal amount in excess of $150,000,000 will be purchased by Prudential Affiliates that are managed accounts managed by Prudential or a Prudential Affiliate.

     Accordingly, subject to satisfaction of the conditions set forth in paragraph 7 hereof, and in reliance on the representations and warranties of the Company set forth in paragraph 6 hereof, the Purchasers hereby agree with the Company to amend the Agreement as provided in paragraphs 1 through 5 below, effective in each case as of the Amendment No. 1 Effective Date (as defined in paragraph 7 below).

     1. Amendment to Paragraph 1D. Authorization of Issue of Shelf Notes.

     Paragraph 1D of the Agreement is hereby amended by changing the amount of $10,000,000 in the first sentence thereof to “$85,000,000”.

     2. Amendments to Paragraph 2A. Purchase and Sale of Shelf Notes.

     Paragraph 2A of the Agreement is renumbered as paragraph 2A(1) and is amended and restated in its entirety to read as set forth below, and new paragraph 2A(2) is added to the Agreement, such paragraph 2A(2) is read as set forth below:

     “2A(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, subject to the additional limitations in paragraph 2A(2), the aggregate principal amount of Shelf Notes stated in paragraph 1D, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2A(2). Limitation on Facility. Notwithstanding anything in paragraph 2A(1), the Company may not request the issuance of Shelf Notes, and neither Prudential nor any other Prudential Financial Entity shall be required to purchase Shelf

Notes pursuant to the Facility if, after the issuance of such Shelf Notes, the aggregate amount of the Crosstex Exposure would exceed $150,000,000.”

     3. Amendment to Paragraph 2I(1). Issuance Fee. Paragraph 2I(1) of the Agreement is amended in its entirety to read as follows:

     “2I(1). Issuance Fee. The Company will pay to each Purchaser in immediately available funds a fee (the “Issuance Fee”) on each Closing Day on or after November 20, 2005, in an amount equal to 0.15% of the aggregate principal amount of Shelf Notes sold to such Purchaser on such Closing Day.”

     4. Amendment to Paragraph 3A. Certain Documents. The following new clause (xx) is added to paragraph 3A of the Agreement:

“(xx) With respect to the issuance of any Shelf Notes which would cause the aggregate principal amount of all Notes issued under this Agreement to exceed $150,000,000: an executed amendment to the Bank Agreement amending the Bank Agreement to permit the issuance of up to an aggregate of $200,000,000 principal amount of Notes under this Agreement, certified by a Responsible Officer as being a true and correct copy of such amendment as of the applicable Closing Day, and such amendment shall be in full force and effect.”

     5. Amendments to Paragraph 10B. Other Terms.

     (a) The definition of “Facility” in paragraph 10B of the Agreement is amended by adding changing “paragraph 2A” contained therein to “paragraph 2A(1)”.

     (b) Paragraph 10B of the Agreement is amended by adding the following definitions thereto in appropriate alphabetical order:

     “Crosstex Exposure” means, at any time, the aggregate principal amount of (i) Notes outstanding at such time held by Prudential Financial Entities (other than Notes held for separate accounts), (ii) Accepted Notes which Prudential Financial Entities have agreed to purchase but which have not been purchased at such time (other than Accepted Notes to be purchased for separate accounts), and (iii) any other Debt of the Company or any of its Subsidiaries owed to any Prudential Financial Entity.

     “Prudential Financial Entities” means PICA, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Gibraltar Life Insurance Co., Ltd. and any other corporation or entity controlling, controlled by or under common control with PICA. For purposes of this definition, the terms

“control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock on equivalent voting securities or interests.

     6. Representations and Warranties. In order to induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants as follows:

     (a) The execution, delivery and performance by the Company and the Guarantors of this Amendment, the Agreement, as amended hereby, and each of documents described in paragraph 7 hereof to which each is a party, have in each case been duly authorized by all necessary limited liability company, limited partnership or other organizational action and do not and will not (i) contravene the terms of the Company Partnership Agreement or the partnership agreement or certificate of formation (or other organizational documents) of the General Partner, the Company or any of their Subsidiaries, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the General Partner, the Company or any of their Subsidiaries is a party and which could subject any holder of Notes to any liability, (iii) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any governmental authority binding on the General Partner, the Company, any of their Subsidiaries or their respective properties, or (iv) violate any applicable law binding on or affecting the General Partner, the Company or any of their Subsidiaries.

     (b) Each of the representations and warranties contained in paragraph 8 of the Agreement is true and correct on and as of the date hereof, and will be true and correct immediately upon, and as of the date of, the effectiveness of this Amendment in each case except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

     (c) On and as of the date hereof, and after giving effect to this Amendment, no Default or Event of Default exists under the Agreement.

     (d) No Governmental Action is required for the due execution, delivery or performance by the Company or the Guarantors of this Amendment, the Agreement, as amended hereby or each of the documents described in paragraph 7 hereto to be executed by the Company or any Guarantor.

     (e) This Amendment, the Agreement, as amended hereby, and each of the documents described in paragraph 7 hereto to be executed by the Company or any Guarantor, constitute legal, valid and binding obligations of the Company or such Guarantor, as applicable, enforceable against the Company or such Guarantor, as applicable, in accordance with their respective terms.

     7. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) first above written when and if each of the conditions set forth in this paragraph 7 shall have been satisfied (or waived in writing by Prudential and the Required Holder(s)).

     (a) Execution and Delivery of Documents. Each Purchaser shall have received the following, each to be dated the date of execution and delivery thereof unless otherwise indicated, and each to be in form and substance satisfactory to such Purchaser and executed and delivered by each of the parties thereto, as applicable:

     (i) This Amendment, dated as of the Amendment No. 1 Effective Date.

     (ii) A certificate of a Responsible Officer, dated as of the Amendment No. 1 Effective Date, certifying that (A) the representations and warranties contained in this Amendment and the Agreement, as amended hereby, are true and correct on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) no Event of Default or Default exists as of the date thereof and (C) all of the conditions specified in this paragraph 7 have been met.

     (iii) A certificate of the Secretary or an Assistant Secretary of the General Partner, dated as of the Amendment No. 1 Effective Date, certifying (A) the existence of the Company and the General Partner, (B) the Company Partnership Agreement, (C) the Company’s and General Partner’s organizational documents, (D) the resolutions of the General Partner approving this Amendment, the documents to be executed by the Company described in this paragraph 7 and the related transactions, and (E) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment and the other documents executed in connection herewith.

     (iv) A certificate of the Secretary or an Assistant Secretary of the General Partner, dated as of the Amendment No. 1 Effective Date, certifying the names and true signatures of the officers of the General Partner authorized to sign this Amendment and the other documents executed in connection herewith.

     (v) Certificates of the Secretary or an Assistant Secretary of each of the Guarantors, dated as of the Amendment No. 1 Effective Date, certifying (A) the organizational documents of such Guarantor, (B) the resolutions of the governing body of such Guarantor approving this Amendment, the documents to be executed by such Guarantor described in this paragraph 7 and the related transactions, and (C) all other documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment and the other documents executed in connection herewith.

     (vi) Such additional documents or certificates with respect to such legal matters or limited liability company, limited partnership or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     (b) Prudential shall have received payment of a structuring fee in the amount of $50,000 by wire transfer of immediately available funds to the account specified for payments to Prudential in the Purchasers Schedule attached to the Agreement.

     8. Miscellaneous.

     (a) Effect on Agreement. On and after the Amendment No. 1 Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement and each reference in the Notes and all other documents executed in connection with the Agreement to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement. Without limiting the generality of the foregoing, nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by the Company or any other Person with respect to any term, provision, covenant or condition of the Agreement or any other Loan Document or (ii) to prejudice any right or remedy that any holder of Notes may now have or may have in the future under or in connection with the Agreement or any other Loan Document.

     (b) Counterparts. This Amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment. Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

     (c) Expenses. The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all out-of-pocket expenses of the Purchasers related to the preparation, negotiation, reproduction, execution and delivery of this Amendment and all matters contemplated hereby and thereby, including without limitation all fees and out-of-pocket expenses of the Purchasers’ special counsel.

     (d) Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     (e) Affirmation of Obligations. Notwithstanding that such consent is not required under the Guaranties, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto, including, without limitation, the increase in the aggregate amount of Notes that may be issued under the Agreement to $200,000,000. As a material inducement to the undersigned to amend the Agreement as set forth herein, each of the Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty to which it is a party, including, without limitation, with respect to any Shelf Notes that may be issued as a result of the foregoing increase, and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

     (f) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, REPRESENTS

THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart to the Company at 2501 Cedar Springs, Suite 600, Dallas, Texas 85201.

Very truly yours,

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, L.P., its general partner

By:	Crosstex Energy GP, LLC, its general partner

By:	/s/ Gysle R. Shellum

Gysle R. Shellum Vice President Finance

Agreed to as of the Amendment No. 1 Effective Date:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Kelly Brendel

Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Kelly Brendel

Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Kelly Brendel

Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Kelly Brendel

Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Kelly Brendel

Vice President

RGA REINSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Kelly Brendel

Vice President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Kelly Brendel

Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Kelly Brendel

Vice President

Agreed to and acknowledged by each of the undersigned for the purposes set forth in paragraph 8(e):

GUARANTORS:

CROSSTEX CCNG GATHERING LTD. CROSSTEX CCNG MARKETING LTD. CROSSTEX CCNG PROCESSING LTD. CROSSTEX CCNG TRANSMISSION LTD. CROSSTEX GULF COAST MARKETING LTD. CROSSTEX GULF COAST TRANSMISSION LTD.

By:	Crosstex Energy Services GP, LLC Sole General Partner of each above limited partnership

By:	/s/ William W. Davis

William W. Davis Senior Vice President and Chief Financial Officer

CROSSTEX ALABAMA GATHERING SYSTEM, L.P. CROSSTEX MISSISSIPPI INDUSTRIAL GAS SALES, L.P. CROSSTEX MISSISSIPPI PIPELINE, L.P. CROSSTEX SEMINOLE GAS, L.P. CROSSTEX ACQUISITION MANAGEMENT, L.P.

By:	Crosstex Acquisition Management GP, LLC Sole General Partner of each above limited partnership

By:	/s/ Gysle R. Shellum

Gysle R. Shellum Vice President Finance

CROSSTEX TREATING SERVICES, L.P.

By:	Crosstex Treating Services GP, LLC General Partner

By:	/s/ Gysle R. Shellum

Gysle R. Shellum Vice President Finance

CROSSTEX ENERGY SERVICES, L.P.

By:	Crosstex Operating GP, LLC, its general partner

By:	/s/ Gysle R. Shellum

Gysle R. Shellum Vice President Finance

CROSSTEX LIG, LLC

By:	/s/ Gysle R. Shellum

Gysle R. Shellum Vice President Finance

CROSSTEX LIG LIQUIDS, LLC

By:	/s/ Gysle R. Shellum

Gysle R. Shellum Vice President Finance

CROSSTEX TUSCALOOSA, LLC

By:	/s/ Gysle R. Shellum

Gysle R. Shellum Vice President Finance